SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               GENERAL MILLS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

              1998 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT


                                GENERAL MILLS

                     P.O. BOX 1113, MINNEAPOLIS, MN 55440


                                                               August 14, 1998

To Our Stockholders:

     The 1998 annual meeting of stockholders will be held in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota, on Monday, September 28, 1998, at 11:00 a.m. Central Daylight Time. If you hold the Company's common stock on July 30, 1998 or still hold shares of Ralcorp Holdings, Inc. common stock that can be exchanged for General Mills common stock as a result of the acquisition of the Ralcorp branded cereal and snack businesses by the Company in 1997, you can vote at the annual meeting.

     During the annual meeting we will discuss each item of business described in this Notice of Annual Meeting and Proxy Statement, and give a current report on the Company's business operations. There will also be time for questions. We expect the meeting to adjourn at about 12:15 p.m.

     WE HOPE YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING. IF YOU NEED SPECIAL ASSISTANCE AT THE MEETING BECAUSE OF A DISABILITY, PLEASE CONTACT THE SECRETARY OF THE COMPANY AT THE ADDRESS ABOVE. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE VOTE YOUR PROXY BY TELEPHONE OR VIA THE INTERNET, AS DESCRIBED IN THE INSTRUCTIONS ON THE PROXY CARD, OR SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.

                                        Sincerely,

                                        /s/ Stephen W. Sanger

                                        Stephen W. Sanger
                                        Chairman of the Board and
                                        Chief Executive Officer

                               TABLE OF CONTENTS

                                                                                    PAGE

Notice of Annual Meeting of Stockholders............................................iii

Proxy Statement...................................................................... 1

Election of Directors (Item No. 1)................................................... 3

Board Compensation and Benefits...................................................... 3

Committees of the Board.............................................................. 4

Share Ownership of Directors and Executive Officers.................................. 6

Information Concerning Nominees...................................................... 7

Approval of the Appointment of Independent Auditors (Item No. 2)..................... 9

Adoption of General Mills, Inc. 1998 Senior Management Stock Plan (Item No. 3).......10

Stockholder Resolution on Cumulative Voting (Item No. 4).............................13

Stockholder Resolution on Charitable Contributions (Item No. 5)......................14

Other Business.......................................................................15

Report of Compensation Committee on Executive Compensation...........................15

Total Return to Stockholders.........................................................19

Summary Compensation Table...........................................................20

Option Grants in Last Fiscal Year....................................................21

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values....22

Defined Benefit Retirement Plan......................................................22

Change of Control Arrangements.......................................................23

Stockholder Proposals for 1999 Annual Meeting........................................23

Appendix A..........................................................................A-1


                             GENERAL MILLS, INC.

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        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS -- SEPTEMBER 28, 1998
--------------------------------------------------------------------------------

The annual meeting of stockholders of General Mills, Inc. will be held on Monday, September 28, 1998, at 11:00 a.m., Central Daylight Time, in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota. The purpose of the meeting is to:

1.   Elect 13 directors;

2. Approve KPMG Peat Marwick LLP as General Mills' independent auditors for fiscal 1999;

3.   Act on the proposed 1998 Senior Management Stock Plan;

4.   If presented, act on a stockholder proposal regarding cumulative voting;

5. If presented, act on a stockholder proposal concerning charitable contributions; and

6.   Act on any other proper business of the meeting.

The record date for the annual meeting is July 30, 1998. Only stockholders of record at the close of business on that date and holders of Ralcorp Holdings, Inc. common stock who are entitled to exchange their Ralcorp shares for General Mills common stock but have not yet done so can vote at the meeting.

                                       By Order of the Board of Directors,
                                       IVY S. BERNHARDSON
                                       Secretary

August 14, 1998

                (This page has been left blank intentionally.)

                             GENERAL MILLS, INC.
                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                          MONDAY, SEPTEMBER 28, 1998

VOTING PROCEDURES

THE BOARD OF DIRECTORS IS SOLICITING PROXIES TO BE USED AT THE 1998 ANNUAL MEETING. THIS PROXY STATEMENT AND THE FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS BEGINNING AUGUST 14, 1998.

WHO CAN VOTE

Record holders of General Mills common stock on July 30, 1998 and holders of Ralcorp Holdings, Inc. common stock eligible for exchange to General Mills common stock may vote at the meeting. On July 30, 1998, 152,912,269 shares of common stock, including 55,821 shares of General Mills common stock set aside for the exchange of 354,402 shares of Ralcorp Holdings, Inc. common stock, were outstanding. The shares of common stock in the Company's treasury on that date will not be voted.

HOW YOU CAN VOTE

This year there are three voting methods:

     (1) Via the Internet, by going to the web address http://norwest.eproxy.com/qis/ and following the instructions for Internet voting on the proxy card;

     (2) Over the telephone, by dialing 1-800-240-6326 and following the instructions for telephone voting on the proxy card; or

     (3)  By completing and mailing your proxy card.

     If you return your signed proxy or use Internet or telephone voting before the annual meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or (3) all of the nominees except those you designate. See "General Information" under Item No. 1. For each of the other items, you may vote "FOR," "AGAINST" or "ABSTAIN" from voting.

     IF YOU DO NOT SPECIFY ON YOUR PROXY CARD OR THROUGH INTERNET OR TELEPHONE PROMPTS HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES, "FOR" APPROVAL OF THE AUDITORS AND ADOPTION OF THE 1998 SENIOR MANAGEMENT STOCK PLAN AND "AGAINST" THE STOCKHOLDER PROPOSALS.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

You can revoke your proxy at any time before it is voted at the meeting by:

     *    sending written notice of revocation to the Secretary;

     * submitting another proper proxy by telephone, Internet or paper ballot, after the revoked proxy; or

     *    attending the annual meeting and voting in person.

     You may also be represented by another person at the meeting by executing a proper proxy designating that person.

VOTES REQUIRED/VOTING PROCEDURE

You are entitled to cast one vote for each share of common stock you own. The election of each director nominee, and each of the other items submitted for a vote of the stockholders, must be approved by a majority of shares entitled to vote and represented at the meeting in person or by proxy. Although abstentions and broker non-votes (described below) are counted as present or represented at the meeting in order to determine whether there is a quorum, they are treated as shares not voted in determining the outcome of a specific matter and therefore have no effect on the outcome of that matter. Proxies submitted by brokers that do not indicate a vote for some of the proposals because the brokers don't have discretionary voting authority and haven't received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes." The Company has a policy of confidential voting; Norwest Bank Minnesota tabulates the votes received.

AUTOMATIC DIVIDEND REINVESTMENT PLAN AND SAVINGS PLAN

Shares of common stock held by participants in the Company's dividend reinvestment plan (including employee payroll deduction) have been added to the participants' other holdings on their proxy cards. If a stockholder is a participant in the Company's Savings Plan and has common stock in a Savings Plan account, the proxy also serves as voting instructions to the Savings Plan trustee. The Savings Plan trustee, Boston Safe Deposit and Trust Company, votes allocated shares of common stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as directed shares are voted.

CERTAIN OWNERS OF COMMON STOCK

The Company does not know of any holder with more than five percent of the outstanding common stock, except that, for the quarter ended March 31, 1998, The Capital Research and Management Group, 333 South Hope Street, 52nd Floor, Los Angeles, CA 90071, filed a Form 13F with the Securities and Exchange Commission (the "SEC") indicating that it held approximately 9,705,000 shares of common stock (6.15% of the outstanding common stock) and Putnam Investments, Inc., One Post Office Square, Boston, Massachusetts 02109, filed a Form 13F with the SEC indicating that it held 8,123,186 shares of common stock (5.14% of the outstanding common stock).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on Company records and written representations from the Company's executive officers and directors, each has filed reports under Section 16(a) of the Securities Exchange Act of 1934 on time.

COSTS OF SOLICITATION

The Company will pay for preparation, printing and mailing this proxy statement. We have engaged Georgeson & Company Inc. to help us solicit proxies from stockholders for a fee of $12,500 plus their out-of-pocket expenses. Proxies may also be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Georgeson. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

ANNUAL REPORT

The 1998 Annual Report to Stockholders, which includes the consolidated financial statements of the Company for the fiscal year ended May 31, 1998, was mailed on or about August 14, 1998 to all stockholders entitled to vote at the annual meeting. If you have not received the annual report, please call 1-800-245-5703 and a copy will be sent to you.

                                  ITEM NO. 1

                            ELECTION OF DIRECTORS

GENERAL

Thirteen directors will be elected at the annual meeting. Directors are elected for a one-year term and serve until the next annual meeting where their successors are elected, or, if earlier, until their resignation or removal. If unforseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person, unless you tell us not to on your proxy card.

     It is the Board of Directors' policy that non-employee directors serve on the Board for no more than 15 years and retire at age 70 or five years after normal retirement from their principal organization, whichever comes first.

BOARD COMPENSATION AND BENEFITS

General Mills structures director compensation to attract and retain qualified non-employee directors, and to further align the interests of those directors with the interests of stockholders by linking a portion of their compensation to stock performance. If they choose to, directors can receive the entire amount of their board remuneration in stock and stock-related compensation. Directors are expected to keep all of the stock they receive as board compensation, net of any stock used to pay taxes on such compensation, until they own shares equal in market value to at least five times their annual cash retainer. The Company does not have a retirement plan for its non-employee directors. Employee directors do not receive additional compensation for serving on the board.

     The Company has a planned gift program for directors which is funded by life insurance policies on all directors. Upon the death of a director, the Company donates $1 million to a qualifying charity recommended by the director. The Company is then reimbursed by life insurance proceeds. The cost of the program is not material to the Company and individual directors derive no financial benefit from the program since the Company receives the entire charitable deduction. The Company also pays the premiums on directors' and officers' liability and travel accident insurance policies covering the directors.

MEETING FEES

Non-employee directors receive the following fees for their service on the board:

              Annual Retainer................... $35,000
              Fee for Each Board Meeting........   1,000
              Fee for Each Committee Meeting....   1,000

     Directors can elect to have these amounts paid quarterly in cash or in Company common stock having a market value equal to the payment, or defer payment until a later date. If deferred, the deferred amount earns interest based on the director's selection from among the funds offered to employees participating in the Company's deferred compensation plan. One of the fund rates tracks the return on the Company's common stock.

     In fiscal 1998, L. D. DeSimone and M. D. Rose elected to receive all of their remuneration in common stock; W. T. Esrey, J. R. Hope, A. M. Spence and D.
A. Terrell received cash payments; R. M. Bressler, K. A. Macke and C. A. Wurtele deferred cash payments and R. V. Gilmartin received 50% in common stock and 50% in cash.

RESTRICTED STOCK

Each year they are elected to the board, non-employee directors receive 500 shares of restricted common stock which cannot be sold or transferred until the next annual meeting and are forfeited if the director leaves the board before the end of the restricted period. Directors may elect to defer receiving the common stock issuable at the end of the restricted period by choosing to receive restricted stock units instead of restricted stock. Stock units earn amounts equal to the dividend payments on the Company's common stock. These amounts can be reinvested or paid to the director.

STOCK OPTIONS

Non-employee directors also receive options to purchase 2,500 shares of common stock each time they are elected. The per share price the director pays at exercise is the market price of the common stock on the date of the grant. The options become exercisable at the next annual meeting and expire ten years after grant.

COMMITTEES OF THE BOARD

During the fiscal year ended May 31, 1998, the board of directors met six times and various committees of the board met a total of eight times. Director attendance at board meetings and all committee meetings averaged 92%. All the directors attended 75% or more of the board meetings and the meetings of board committees on which the director serves.

AUDIT COMMITTEE

Number of Members: Six non-employee directors
Members: Michael D. Rose (Chair), Richard M. Bressler, William T. Esrey, Judith Richards Hope, A. Michael Spence, C. Angus Wurtele
Number of Meetings in 1998: Three
Functions:  *  Oversees internal controls, audits, compliance program and financial reporting
            * Recommends independent accountants, subject to shareholder approval, and ensures their independence
            * Consults with these accountants and reviews and approves the scope of their audit
            *  Reviews the Company's use of derivative instruments

COMPENSATION COMMITTEE

Number of Members: Four non-employee directors
Members: Richard M. Bressler (Chair), Livio D. DeSimone, Kenneth A. Macke, Michael D. Rose
Number of Meetings in 1998: Two
Functions:  *  Reviews compensation policies of the Company to ensure they provide appropriate motivation for corporate performance and increased shareholder value; determines compensation policy for executives
            * Conducts performance review of the chairman; recommends compensation of the board members including the chairman and the management members of the board and approves compensation and stock grants to other senior executives

EXECUTIVE COMMITTEE

Number of Members: Eight
Members: Stephen W. Sanger (Chair), Richard M. Bressler, Livio D. DeSimone, William T. Esrey, Charles W. Gaillard, Kenneth A. Macke, Michael D. Rose, Raymond G. Viault
Number of Meetings in 1998: None
Functions:  *  May take all action that could be taken by full board
            * May meet between regular board meetings to take action necessary for the Company to operate efficiently

FINANCE COMMITTEE

Number of Members: Five non-employee directors
Members: William T. Esrey (Chair), Livio D. DeSimone, A. Michael Spence, Dorothy A. Terrell, C. Angus Wurtele
Number of Meetings in 1998: Two
Functions:  *  Reviews financial policies and performance objectives, including dividend policy
            * Reviews changes in the Company's capital structure, including debt issuances, common stock sales, repurchases and stock splits

NOMINATING COMMITTEE

Number of Members: Six non-employee directors
Members: Kenneth A. Macke (Chair), Richard M. Bressler, William T. Esrey, Judith Richards Hope, Michael D. Rose, A. Michael Spence
Number of Meetings in 1998: One
Functions:  *  Recommends candidates for election to the board
            * Develops policy on composition, participation and size of board; tenure and retirement of directors
            * Recommends changes in the organization and procedures of the board, including corporate governance

The Nominating Committee will consider director candidates proposed by stockholders. Candidates must be highly qualified and be both willing and expressly interested in serving on the board. Candidates should represent the interests of all stockholders and not those of a special interest group. A stockholder wishing to nominate a candidate should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company.

PUBLIC RESPONSIBILITY COMMITTEE

Number of Members: Five non-employee directors
Members: C. Angus Wurtele (Chair), Livio D. DeSimone, Judith Richards Hope, Kenneth A. Macke, Dorothy A. Terrell
Number of Meetings in 1998: None
Functions:  *  Reviews public policy and social trends affecting the Company
            *  Monitors the Company's corporate citizenship activities
            * Evaluates Company policies to ensure they meet ethical obligations to employees, consumers and society

OTHER INFORMATION

During fiscal 1998, the Company employed the firm of Paul, Hastings, Janofsky & Walker LLP, for which director Judith Richards Hope is senior counsel, for certain patent matters handled by a partner of that firm. Fees of approximately $10,600 were paid to the firm.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows how much General Mills common stock each director and executive officer named in the Summary Compensation Table owned on June 30, 1998. It includes restricted stock and restricted stock units as well as shares allocated to participant accounts under the Savings Plan. No director or executive officer owns more than .30% of the total outstanding shares (including exercisable options). All directors and executive officers as a group own 1.92% of the total outstanding shares (including exercisable options).

NAME                      SHARES(a)          NAME                    SHARES(a)
----                      --------           ----                    --------
R. M. Bressler........... 15,102(b)          S. S. Marshall........... 17,191
S. R. Demeritt........... 42,628             M. D. Rose...............  8,979(d)
L. D. DeSimone........... 11,628             S. W. Sanger............. 78,899
W. T. Esrey..............  7,304             A. M. Spence.............  4,508
C. W. Gaillard........... 71,028(c)          D. A. Terrell............  2,556
R. V. Gilmartin..........  1,636             R. G. Viault............. 15,734
J. R. Hope...............  7,855             C. A. Wurtele............ 24,515(b)
K. A. Macke..............  7,586(b)

All directors and executive officers as a group.......................580,825

-------------------
(a) In addition, the following shares may be acquired within 60 days pursuant to exercisable options: R. M. Bressler, 2,500 shares; S. R. Demeritt, 218,869 shares; C. W. Gaillard, 408,659 shares; S. S. Marshall, 9,320 shares; S. W. Sanger, 397,870 shares; R. G. Viault, 22,480 shares and all other listed persons 5,538 shares each except R. V. Gilmartin who has no exercisable options; and all directors and executive officers as a group, 2,440,607 shares.

(b) In addition to the shares listed the following directors have share equivalents in a deferred compensation account tracking the value of the Company's common stock as follows: R. M. Bressler, 910, K. A. Macke, 155, and C. A. Wurtele, 297.

(c) Included in the shares for Mr. Gaillard are 684 shares owned by members of his family, in which he disclaims any beneficial interest.

(d) Included in the shares for Mr. Rose are 600 shares owned by or held in trust for members of his family, in which he disclaims any beneficial interest.

INFORMATION CONCERNING NOMINEES


[PHOTO]
RICHARD M. BRESSLER                                         Director since 1984

Richard M. Bressler, age 67, is the retired Chairman of the Board of El Paso Natural Gas Company. He joined Burlington Northern Inc. as President and Chief Executive Officer in 1980 and retired from that position in 1990. He previously served as a General Mills director in 1978-79. Mr. Bressler is also a director of H. F. Ahmanson & Company and Rockwell International Corporation.
--------------------------------------------------------------------------------

[PHOTO]
LIVIO D. DESIMONE                                           Director since 1989

Livio D. DeSimone, age 62, is Chairman of the Board and Chief Executive Officer, Minnesota Mining and Manufacturing Company (3M). Mr. DeSimone joined 3M in 1957 and has served in various U.S. and international capacities. Mr. DeSimone was elected an Executive Vice President in 1981 and named Chairman and Chief Executive Officer in 1991. He is a director of 3M, Cargill Incorporated, Dayton Hudson Corporation and Vulcan Materials Company.
--------------------------------------------------------------------------------

[PHOTO]
WILLIAM T. ESREY                                            Director since 1989

William T. Esrey, age 58, is Chairman and Chief Executive Officer of Sprint Corporation. Mr. Esrey has been Chairman of Sprint since 1990 and Chief Executive Officer since 1985. Mr. Esrey is a director of Sprint, The Equitable Life Assurance Society of the United States, Everen Capital Corporation, Exxon and Duke Energy Corp.
--------------------------------------------------------------------------------

[PHOTO]
CHARLES W. GAILLARD                                         Director since 1993

Charles W. Gaillard, age 57, has been President of General Mills since 1995. Mr. Gaillard joined General Mills in 1966 and advanced through various food marketing management positions, becoming Executive Vice President in 1989 and Vice Chairman in 1993. From 1989 to 1993 he was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of the Company and Nestl|fe, S.A. Mr. Gaillard is a director of Whitman Corporation. He also serves as a member of the Industry Productivity Council of the Grocery Manufacturers of America, is on the Board of Overseers for The Carlson School of Management of the University of Minnesota and is Vice President of the Minnesota Orchestral Association Board.
--------------------------------------------------------------------------------

[PHOTO]
RAYMOND V. GILMARTIN                               Director since February 1998

Raymond V. Gilmartin, age 57, has been Chairman of the Board, President and Chief Executive Officer of Merck & Company, Inc. (pharmaceuticals) since November 1994. He previously served as Chairman, President and Chief Executive Officer of Becton Dickinson and Company. He is Chairman of the Pharmaceutical Research and Manufacturers of America, a director of the Public Service Enterprise Group, and a member of The Business Council and The Business Roundtable.
--------------------------------------------------------------------------------

[PHOTO]
JUDITH RICHARDS HOPE                                        Director since 1989

Judith Richards Hope, age 57, is senior counsel to the law firm of Paul, Hastings, Janofsky & Walker LLP, Los Angeles, California and Washington, DC. Ms. Hope is also a director of Union Pacific Corporation and Zurich Holding Company of America, Inc. She is a Member of the Harvard Corporation (The President and Fellows of Harvard College) and President of the International Law Institute.
--------------------------------------------------------------------------------

[PHOTO]
KENNETH A. MACKE                                            Director since 1991

Kenneth A. Macke, age 60, is the retired Chairman and Chief Executive Officer of Dayton Hudson Corporation (DHC). He joined Dayton's in 1961 and advanced through various management positions at Dayton's and Target. He served as President of DHC from 1981 to 1984. He was elected Chief Operating Officer of DHC in 1982, Chief Executive Officer in 1983 and Chairman of the Board in 1984. He is a director of Fingerhut Companies, Inc., Carlson Companies, Inc., Select Comfort, Inc. and Unisys Corporation. He is also the general partner of Macke Partners, a private venture capital firm.
--------------------------------------------------------------------------------

[PHOTO]
MICHAEL D. ROSE                                             Director since 1985

Michael D. Rose, age 56, served as Chairman of the Board of Promus Hotel Corporation (lodging) from April 1995 until his retirement in December 1997. Mr. Rose joined Promus' predecessor company, Holiday Inns Inc., in 1974 and subsequently held executive positions at Holiday and Promus, serving as Chief Executive Officer of Holiday from 1981 to 1990, and as Chief Executive Officer of Promus from 1990 to 1994. He also served as Chairman of the Board of Harrah's Entertainment Inc. from 1995 to December 1996. Mr. Rose is a director of Ashland, Inc., Darden Restaurants, Inc., Felcor Suites Hotels, Inc., First Tennessee National Corp., Promus Hotel Corporation, ResortQuest International, Inc. and Stein Mart, Inc.
--------------------------------------------------------------------------------

[PHOTO]
STEPHEN W. SANGER                                           Director since 1992

Stephen W. Sanger, age 52, has been Chairman and Chief Executive Officer of General Mills since 1995. Mr. Sanger joined the Company in 1974 and served as the head of several business units, including Yoplait USA and Big G. He was elected a Senior Vice President in 1989, an Executive Vice President in 1991, Vice Chairman in 1992 and President in 1993. He is a director of Dayton Hudson Corporation and Donaldson Company, Inc.
--------------------------------------------------------------------------------

[PHOTO]
A. MICHAEL SPENCE                                           Director since 1992

Dr. A. Michael Spence, age 54, has been Dean of the Graduate School of Business at Stanford University since 1990. Dean Spence served on the faculty at Harvard University in both the Business School and the Faculty of Arts and Sciences as professor of economics and business administration from 1975 to 1990. From 1984 to 1990 he served as the Dean of the Faculty of Arts and Sciences at Harvard. Dean Spence is a director of BankAmerica Corporation, Nike, Inc., Sun Microsystems, Inc. and Siebel Systems, Inc. He is a Fellow of the Econometric Society and is former Chairman of the National Research Council Board on Science, Technology and Economic Policy.
--------------------------------------------------------------------------------

[PHOTO]
DOROTHY A. TERRELL                                          Director since 1994

Dorothy A. Terrell, age 53, is Senior Vice President, Corporate Operations and President, Services Group of Natural MicroSystems Corporation, a producer of hardware and software component products for telecommunications applications. She joined the company in 1998. She previously served in various executive management capacities at Sun Microsystems, Inc. from 1991 to 1997 and Digital Equipment Corporation from 1976 to 1991. Ms. Terrell is a director of Sears Roebuck and Company, Herman Miller, Inc., and is on the board of the Massachusetts Technology Development Corporation and the National Housing Partnership Foundation.
--------------------------------------------------------------------------------

[PHOTO]
RAYMOND G. VIAULT                                           Director since 1996

Raymond G. Viault, age 54, is Vice Chairman of the Company, with overall responsibility for international operations, global convenience foods, business development and financial activities. Mr. Viault joined the Company in January 1996 from Philip Morris, where he had been based in Zurich, Switzerland, serving since 1990 as President of Kraft Jacobs Suchard. Mr. Viault had been with Kraft General Foods a total of 20 years, serving in a variety of major marketing and general management positions. Mr. Viault is a director of Willis Corroon plc. He also serves on the Board of Overseers for the Columbia Graduate School of Business and the board of the United Way of Minneapolis.
--------------------------------------------------------------------------------

[PHOTO]
C. ANGUS WURTELE                                            Director since 1985

C. Angus Wurtele, age 63, is the retired Chairman of the Board of The Valspar Corporation (paints and coatings producer), a position he held since 1973. He served as Valspar's Chief Executive Officer from 1973 through 1995. Mr. Wurtele is a director of Valspar, Bemis Company, Inc. and IDS Mutual Funds Group. He is also a director of The Bush Foundation.
--------------------------------------------------------------------------------

     IF YOU SIGN AND RETURN THE PROXY FORM AND DO NOT SPECIFY OTHERWISE, OR VOTE AS THE GENERAL MILLS BOARD RECOMMENDS USING TELEPHONE OR INTERNET VOTING, WE WILL VOTE YOUR SHARES FOR THE ELECTION OF THE THIRTEEN NOMINEES LISTED ABOVE.


                                  ITEM NO. 2

             APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the board of directors selects and hires independent public accountants to audit the Company's books, subject to ratification by the stockholders. The Audit Committee recommends KPMG Peat Marwick LLP to audit the Company's consolidated financial statements for the fiscal year beginning June 1, 1998. Peat Marwick has audited the books of the Company since 1928. During fiscal 1998, General Mills paid Peat Marwick $1,665,000 for audit and other services. Representatives of the firm will be at the annual meeting, where they will have an opportunity to make a statement and answer questions.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS AUDITORS. IF YOU SIGN AND RETURN THE PROXY FORM AND DO NOT SPECIFY OTHERWISE, OR VOTE AS THE GENERAL MILLS BOARD RECOMMENDS USING TELEPHONE OR INTERNET VOTING, WE WILL VOTE YOUR SHARES TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS.

                                  ITEM NO. 3

      ADOPTION OF GENERAL MILLS, INC. 1998 SENIOR MANAGEMENT STOCK PLAN

The stockholders are asked to consider and vote upon a proposal to adopt the 1998 Senior Management Stock Plan (the "1998 Plan"). The summary of major features of the 1998 Plan that follows is subject to the specific provisions in the full text of the 1998 Plan set forth as Appendix A to this Proxy Statement.

                                   PURPOSE

The Stock Option and Long-Term Incentive Plan of 1993 (the "1993 Plan") will expire by its terms on October 1, 1998. On June 22, 1998, the Board of Directors adopted the 1998 Plan, subject to stockholder approval, to help attract and retain competitively superior employees and promote long-term Company growth and profitability by further aligning employee and stockholder interests.

      Through the 1998 Plan, the Company will make periodic stock option grants to its senior executives and other selected participants. The purpose of these stock options is to further align executive and shareholder interests, to ensure a tight link between executive compensation and increases in Company stock value, and to lead to increased individual and aggregate executive stock ownership.


                                   KEY TERMS

PLAN TERM:                     September 28, 1998 -- October 1, 2003

ELIGIBLE PARTICIPANTS:         Employees selected by the Compensation Committee

SHARES AUTHORIZED:             (1) 6,300,000, plus
                               (2) 1,200,000, which remain available on September 28, 1998 for issuance under the 1993 Plan, plus
                               (3) any shares subject to stock options which are forfeited under the
                                   1998 Plan or other shareholder-approved stock plans of the
                                   Company.
SHARES AUTHORIZED AS A
PERCENT OF OUTSTANDING
COMMON STOCK:                  4.9%

AWARD TYPES:                   (1) Non-Qualified Stock Options with a term no longer than 10 years and one month, and
                               (2) Incentive Stock Options with a term no longer than 10 years (limit
                                   7,500,000 shares)

SHARE LIMITS PER PERSON:       Stock Options covering no more than 2,500,000 shares may be issued to any single Participant under the 1998 Plan

VESTING:                       Determined by Compensation Committee, but not less than 3 years

DEPOSITS:                      The Compensation Committee may require deposits of Common Stock owned by the Participant as a condition to grants under the Plan.

NOT PERMITTED WITHOUT          (1) To increase number of shares authorized under Plan;
SHAREHOLDER APPROVAL:          (2) To grant stock options at a price below fair market value;
                               (3) To authorize repricing of stock options; and
                               (4) To change per person share limit.

                                 ELIGIBILITY

Only employees of the Company and its subsidiaries and affiliates are eligible to receive stock options under the 1998 Plan. The Compensation Committee will determine which employees will be "Participants" in the Plan. It is intended that the primary recipients of grants under the 1998 Plan will be the Company's officers and other key employees.

                                 ADJUSTMENTS

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of the Company's common stock ($.10 par value) ("Common Stock") or similar event affecting the Common Stock, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the 1998 Plan, the number and kind of shares subject to outstanding stock options and the exercise price of outstanding stock options.

                                   EXERCISE

The exercise price of stock options granted under the 1998 Plan may not be less than the fair market value of the Common Stock on the date of grant and the option term must not be longer than 10 years and one month for Non-Qualified Stock Options and 10 years for Incentive Stock Options. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable, provided that no stock option may be exercised less than three years from the date of grant. Payment of the exercise price of a stock option may be in cash, Common Stock owned by the Participant or by a combination of cash and Common Stock. The Company may require, prior to issuing Common Stock under the Plan, that the Participant remit an amount in cash or Common Stock sufficient to satisfy tax withholding requirements.

                               TRANSFERABILITY

Stock options granted under the 1998 Plan are transferable only as provided by the rules of the Compensation Committee, by the Participant's last will and testament, and by the applicable laws of descent and distribution.

                              CHANGE OF CONTROL

Stock options granted under the 1998 Plan will become exercisable upon the occurrence of a "Change of Control" as defined in Section 10 of the 1998 Plan.

                      TERMINATION, DEATH AND RETIREMENT

Subject to certain exceptions, stock options will terminate three months after the termination of Participant's employment. If a Participant dies while employed by the Company, outstanding stock options granted to the Participant may be exercised by the person designated in the Participant's will, or in the absence of such designation, by the Participant's estate, to the full extent the stock option could have been exercised immediately prior to death. A pro-rata portion of stock options not exercisable on the date of death shall become exercisable. Unless otherwise provided by the Compensation Committee at the time of grant, if a Participant retires, the Participant may thereafter exercise stock options according to their original terms.

                                ADMINISTRATION

The 1998 Plan will be administered by the Compensation Committee. The Compensation Committee will select employees of the Company who shall receive stock options, determine the number of shares covered by the grants and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 1998 Plan and establish, amend and rescind any rules relating to the 1998 Plan. The Compensation Committee may delegate all or part of its responsibilities to anyone it selects.

                                  AMENDMENTS

Subject to approval of the Board of Directors, where required, the Compensation Committee may terminate, amend or suspend the 1998 Plan, provided that no action may be taken by the Compensation Committee or the Board of Directors without the approval of the stockholders to:

      (i) materially increase the number of shares which may be issued under the Plan;

     (ii)   permit granting of stock options at less than fair market value;

    (iii) except as in the case of a corporate transaction affecting the common stock, permit the repricing of outstanding stock options; and

     (iv) amend the maximum shares set forth which may be granted as stock options to any Participant.

                               TAX CONSEQUENCES

Stock Option grants under the 1998 Plan may be either Non-Qualified Stock Options governed by Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") or Incentive Stock Options described in Section 422(b) of the Code. Generally, no federal income tax is payable by a Participant upon the grant of a stock option.

     Under current tax law, if a Participant exercises a Non-Qualified Stock Option, he or she will be taxed on the difference between the fair market value of the Common Stock on the exercise date and the option price. The Company will be entitled to a corresponding deduction on its income tax return. If an Incentive Stock Option is exercised by a Participant who satisfies certain employment requirements at the time of exercise, the Participant will not be deemed to have received any income subject to tax at that time, although the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. Section 422 of the Code provides that if the Common Stock is held at least one year after the exercise date and two years after the date of grant, the Participant will realize a long term capital gain or loss upon a subsequent sale, measured as the difference between the exercise price and the sales price. If Common Stock acquired upon the exercise of an Incentive Stock Option is not held for one year, a "disqualifying disposition" results, at which time the Participant is deemed to have received an amount of ordinary income equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or (b) the excess of the amount realized on the disposition of the shares over the exercise price. If the amount realized on the "disqualifying disposition" of the Common Stock exceeds the fair market value on the date of exercise, the gain on the excess of the ordinary income portion will be treated as capital gain. Any loss on the disposition of Common Stock acquired through the exercise of an Incentive Stock Option is a capital loss. No income tax deduction will be allowed to the Company with respect to shares of Common Stock purchased by a Participant through the exercise of an Incentive Stock Option, provided there is no "disqualifying disposition" as described above. In the event of a "disqualifying disposition," the Company is entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant.

                              OTHER INFORMATION

For a discussion of the Company's executive compensation policy, employee stock program and new reward system please refer to the Report of the Compensation Committee on page 15.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE 1998 SENIOR MANAGEMENT STOCK PLAN. IF YOU SIGN AND RETURN THE PROXY FORM AND DO NOT SPECIFY OTHERWISE, OR VOTE AS THE GENERAL MILLS BOARD RECOMMENDS USING TELEPHONE OR INTERNET VOTING, WE WILL VOTE YOUR SHARES TO APPROVE THE ADOPTION OF THE 1998 SENIOR MANAGEMENT STOCK PLAN.

                                  ITEM NO. 4

                 STOCKHOLDER RESOLUTION ON CUMULATIVE VOTING

John J. Gilbert, owner of 770 shares, and Margaret R. Gilbert and John J. Gilbert, both of 29 East 64th Street, New York, New York 10021, who state that they are co-trustees under various wills for 439 shares, have notified the Company in writing that they intend to present the following resolution at the Annual Meeting:

     "RESOLVED: That the stockholders of General Mills, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

     The statement of the stockholders in support of the resolution is as follows:

     "Continued very strong support along the lines we suggest were shown at the last annual meeting when 27.2%, 2,247 owners of 32,983,570 shares, were cast in favor of this proposal. The vote against included 3,076 unmarked proxies.

     "California law still requires that unless stockholders have voted not to have cumulative voting they do have it. Ohio has the same provision.

     "The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking and other authorities should question the capability of directors to be on boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

     "The recent banking failures throughout the world shows the importance of cumulative voting and to get better directors on the board.

     "Many successful corporations have cumulative voting. Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting, getting directors on the board to prevent such things. Ingersoll-Rand having cumulative voting, won two awards.

     "Another good example is Union Pacific, having troubles with freight shipments which were backed up for months. Merger with Southern Pacific is excuse. Last year, Union Pacific took away cumulative voting.

     "Lockheed-Martin, as well as VWR Corporation have a provision that if anyone has 40% or more of the shares cumulative voting applies.

     "In 1995 American Premier adopted cumulative voting. Alleghany Power System tried to take away cumulative voting and put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights. Very successful Hewlett Packard has cumulative voting.

     "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

     RESOLVED, THAT THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THE STOCKHOLDER RESOLUTION ON CUMULATIVE VOTING FOR THE FOLLOWING
REASONS:

     The Board of Directors believes that the adoption of cumulative voting could hurt the Company rather than help it become more successful. General Mills has consistently maintained a strong, independent Board of Directors, with each member elected annually. Directors are chosen for their accomplishment, commitment, integrity and diversity of background and experience. Cumulative voting can create "special interest" directors who may focus on representing the interests of their constituencies rather than the stockholders as a whole. Cumulative voting at General Mills could permit a stockholder or group of holders owning substantially less than a majority of the Company's stock to elect their own director. Having a special interest director on the Board could alter the proper balance, diversity and independence of the Board and inhibit its discussions and decision-making, shifting the Board's attention away from the Company's strategic plans to the director's single interest agenda.

     Even advocates for cumulative voting acknowledge that it will not be a useful tool to enhance shareholder value at every company. Because of our strong commitment to corporate governance and focus on financial performance goals, General Mills would not benefit from cumulative voting and could be harmed by its adoption.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL. IF YOU SIGN AND RETURN YOUR PROXY FORM AND DO NOT SPECIFY OTHERWISE, OR VOTE AS THE GENERAL MILLS BOARD RECOMMENDS USING TELEPHONE OR INTERNET VOTING, WE WILL VOTE YOUR SHARES AGAINST THE PROPOSAL.


                                  ITEM NO. 5

              STOCKHOLDER RESOLUTION ON CHARITABLE CONTRIBUTIONS

Helen G. and Charles Kleinbrook, owners of 25 shares, both of 8201 Hazelton, Dearborn Heights, Michigan 48127-1548 have notified the Company in writing that they intend to present the following resolution at the Annual Meeting:

     "Whereas, corporate charitable contributions should serve to enhance shareholder value.

     "Whereas, the company makes contributions to groups that engage in controversial activities.

     "Whereas, support of these groups has resulted in consumer boycotts of the company's products and services. These boycotts have possibly negatively impacted sales, earnings, and ultimately shareholder value.

     "THEREFORE, BE IT RESOLVED: That the Shareholders request the Board of Directors of the corporation to refrain from making any charitable contributions. Money normally allocated for such purposes could be distributed in a special "charitable" dividend payable to the individual owners of the company. It could be suggested they give it to the charity of their choice."

     The statement of the stockholders in support of the resolution is as follows:

     "Charitable giving is most beneficial to society when it is done by individuals and not by corporate entities or the federal government. Shareholders entrust their money to General Mills to get a good return, not to see it given to someone else's favorite charity. Gifts to the abortion-performing group, Planned Parenthood, or groups promoting same sex marriages can produce large amounts of bad will toward the company. Let's hear it for choice -- the choice of individual shareholders to decide where their money should be given.

     RESOLVED, THAT THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS REFRAIN FROM MAKING CHARITABLE CONTRIBUTIONS FOR THE FOLLOWING REASONS:

     General Mills' long-term record of charitable giving, combined with widespread employee volunteerism, is vital to the Company's well-earned reputation as a socially responsible company among investors, consumers and employees.

     Each year the General Mills Foundation receives over 2000 requests for donations and contributions. The Foundation evaluates the requests against its established policies and strategic objectives. These objectives include: improving quality of life in the communities with Company facilities and employees, supporting employee and retiree volunteerism and enhancing the Company's image and reputation as an excellent corporate citizen. In addition we have a small corporate budget for contributions that do not meet the strategic objectives or criteria of the Foundation, but provide an identified corporate benefit. On a regular basis, we also make product donations to food bank networks across the country. Our record of giving and corporate citizenship has generated significant goodwill toward the Company and its products, and we have been nationally recognized for our charitable activities. Our reputation for corporate citizenship is also an important factor in attracting and retaining the most qualified employees.

     Despite the Kleinbrooks' claim that boycotts may have hurt company sales, the Company is not aware of any boycott of its products, either related to Foundation contributions or otherwise, that has had any measurable effect on our sales or earnings.

     Charitable giving is one of many ways the Company builds shareholder value. Foundation contributions improve the communities where our employees live, create recognition for our Company and its products, and help us attract top people. Refraining from making these contributions would erode, not enhance, the value of the Company to shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL. IF YOU SIGN AND RETURN YOUR PROXY FORM AND DO NOT SPECIFY OTHERWISE, OR VOTE AS THE GENERAL MILLS BOARD RECOMMENDS USING TELEPHONE OR INTERNET VOTING, WE WILL VOTE YOUR SHARES AGAINST THE PROPOSAL.

                                OTHER BUSINESS

We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

INTRODUCTION

The Compensation Committee is responsible for setting and administering the Company's executive compensation policy.

     The Committee bases the Company's compensation programs on performance. Base salaries are generally lower than those at comparable companies in the consumer products business sector, but they are coupled with an incentive system that pays more with good performance and less for below par performance. The Committee also believes that broad and deep employee stock ownership effectively motivates the building of stockholder wealth and aligns the interests of employees with those of stockholders. The Committee has established specific stock ownership objectives for key management employees and has created programs that encourage all employees to have an ownership interest in the Company.

     Each year, the Committee evaluates Company performance, actual compensation and share ownership, compared with both large consumer product companies and a broader group of leading industrial companies.

PROGRAM ELEMENTS

General Mills' executive compensation program is made up of base salary, annual incentive and long-term incentive compensation. The incentive compensation has two parts: an annual incentive compensation program and a stock compensation plan. The Company also provides several innovative programs to encourage long-term stock ownership.

     BASE SALARY

Base salaries for executives are generally lower than at comparable companies because of the Company's emphasis on performance-oriented incentive compensation and because executives are eligible to participate in the Salary Replacement Stock Option Plan (described below). All salaried employees, including executives, are eligible for an annual merit increase to their base salary determined primarily by performance of their job responsibilities and accomplishment of pre-determined performance objectives.

     ANNUAL INCENTIVE

The Company provides executives with an annual opportunity to earn cash incentive awards through the Executive Incentive Plan (EIP), which was last approved by shareholders in 1996. Awards are based upon corporate, business unit and individual performance. The corporate performance rating is directly tied to the Company's earnings per share and return on capital performance during the fiscal year. Historical performance on these two measures is summarized inside the front cover of the 1998 annual report.

     Business unit ratings are based primarily on profit, market share, and volume performance of the business unit. Factors such as new product development, diversity, and progress on strategic goals are also considered as appropriate. Individual performance ratings are based on each executive's achievement of specific annual financial objectives, as well as other factors like the quality of the strategic plan and progress in organization and management development.

     For senior officers, cash incentive awards are determined by multiplying a target incentive rate (a percentage of salary that increases with the level of responsibility) by the individual performance rating and by the corporate performance rating. For other executive officers, the corporate rating may be weighted with a business unit rating. Corporate and business unit ratings can range from 0 to 1.80, with top quartile performance resulting in ratings of 1.50 or higher. Individual ratings can range from 0 to 1.50. Receipt of cash incentive awards under the EIP may be deferred to a subsequent date or to retirement.

     Under the EIP, executives are also eligible to receive a supplemental restricted stock matching award equal to 25% of the cash EIP award. To receive this award, the executive must place on deposit with the Company personally-owned shares equal in number to the number of shares awarded as restricted stock. The restricted shares vest 50% after three years and 50% after six years, provided the owned shares remain on deposit with the Company for the entire six-year period. Restricted shares granted under the EIP are included in the Summary Compensation Table on page 20 under the "Restricted Stock Awards" heading.

     LONG-TERM INCENTIVE

The Company provides executives with a long-term incentive compensation opportunity through the 1993 Stock Option and Long-Term Incentive Plan (approved by stockholders with a 93.7% favorable vote) and, if approved, the 1998 Senior Management Stock Plan. Each December, stock options are granted to officers and other selected employees based upon their level of responsibility in the Company, ability to impact results, and individual performance. The size of regular stock option grants to the executive officers, including the Chief Executive Officer, is periodically reviewed against option grants made by other large consumer products companies to their CEO and other senior executives. The Company's option grants rank in size above the median range of option grants made by the comparative organizations, because of (i) the payment of generally lower base salaries (described above), and (ii) the Company's emphasis on employee stock ownership and reliance on option grants as the fundamental means of long-term incentive compensation, both of which are intended to maximize personal performance of Company managers and align their interests with shareholders. The table on page 21 summarizes the options granted in fiscal 1998 to all employees and to the five named officers.

     Also, the Company has periodically provided special all-employee stock options, which are granted to all employees not receiving regular stock option grants. The Company made such grants to eligible employees in 1993 and 1995. These broad-based option awards are designed to expand employee stock ownership and provide further motivation throughout the Company to achieve corporate performance objectives. In special circumstances, the Company makes limited special grants of restricted stock to certain key employees.

     Anticipating the expiration of the 1993 Plan in October 1998, on June 22, 1998, the Board of Directors adopted the 1998 Employee Stock Plan (the "1998 Employee Plan"). Under the 1998 Employee Plan, up to three million shares of Common Stock are available for issuance as stock options and restricted stock. Grants of restricted stock are limited to 15% of the total number of shares authorized to be issued under the 1998 Employee Plan. All of the Company's employees are eligible to participate in the 1998 Employee Plan and the Company anticipates making at least one Company-wide stock option grant under it.

     STOCK OWNERSHIP GRANTS

The stock matching feature of the EIP is designed to encourage additional longer-term stock ownership by Company executive officers. The Company also provides two additional programs to encourage additional share ownership: deposit stock options and salary replacement stock options.

     The deposit stock option program, introduced in 1987, offers executives a supplemental stock option opportunity equal to the most recent incentive award divided by the current stock price. To receive this grant, the optionee must place on deposit with the Company one share of owned stock for every two option shares granted and leave the shares on deposit with the Company for five years. A total of 252 employees participated in this program in fiscal 1998.

     The Salary Replacement Stock Option Plan, which was approved by shareholders in 1995 with a 91.3% favorable vote, provides executives and certain selected employees with the choice of exchanging their merit-related base salary increases for a supplemental stock option grant. The size of the option grant is determined by calculating the estimated present value of the foregone salary increase (including pay-related compensation and benefits such as annual incentive, savings plan match and pension accrual), and dividing it by the estimated present value of a stock option, assuming an 8% annual growth rate in the common stock. A total of 897 employees participated in this program in fiscal 1998; the table on page 21 includes stock options granted under this program to the five named officers.

PERFORMANCE UNITS

The Company discontinued grants of performance units in 1993. Performance units were granted in conjunction with stock options and were valued based upon three-year earnings per share and return on equity performance. Vested performance units are payable in cash and an optionee may withdraw them as an alternative to the exercise of regular stock options. The exercise of a stock option or withdrawal of a corresponding performance unit cancels the other on a one-for-one basis. As of July 31, 1998, only the 1992 performance units had a value in excess of the value of their corresponding stock option.

CEO COMPENSATION AND PERFORMANCE

The compensation of the Chief Executive Officer for fiscal 1998 consisted of base salary, annual incentive and stock options. The Committee determined the level for each of these elements using methods consistent with those used for other senior executives. When determining the CEO's merit increase to base salary, individual incentive rating and annual stock option grant, the Committee meets without him to evaluate his performance and reports on that evaluation to the independent directors of the board.

     The Committee determined that, based on the Company's earnings per share increase of 10% and return on capital of 23.5%, the two factors that go into the rating analysis, the corporate performance rating for fiscal 1998 should be a
1.65. In determining Mr. Sanger's annual incentive amount, the Committee considered the Company's financial, strategic and operating performance for the year, as well as Mr. Sanger's personal performance against pre-established objectives in numerous areas including Company financial performance, growth, innovation, productivity improvement, new ventures, corporate culture, diversity, and customer and shareholder relations.

CHANGES TO EXECUTIVE COMPENSATION BEGINNING IN FISCAL 1999

The Compensation Committee has approved a series of revisions to the Company's executive compensation program for fiscal year 1999 and beyond. The revisions further strengthen the link between levels of executive compensation and the Company's most important short-term financial and long-term strategic goals.

     The Executive Incentive Plan has been revised to place greater emphasis on meeting pre-established earnings growth goals, while also achieving key strategic growth and earnings quality objectives. The number of business unit ratings will be substantially reduced to include only key operating units; executives within other units and departments will have their incentives based entirely on individual and corporate performance. Lastly, the size of stock option and salary replacement stock option grants will be significantly influenced by the corporate performance rating from the prior fiscal year.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Internal Revenue Code requires that the Company meet specific criteria, including shareholder approval of certain stock and incentive plans, in order to deduct for federal income tax purposes compensation over $1 million paid to the proxy-named officers. The Company expects to meet the requirements of the Code and receive a deduction for all compensation paid to those executive officers.

CONCLUSION

The Committee is satisfied that the compensation and long-term incentive plans provided to the officers of the Company are structured and operated to create strong alignment with the long-term best interests of the Company and its stockholders.

                                       COMPENSATION COMMITTEE

                                       Richard M. Bressler, Chair
                                       Livio D. DeSimone
                                       Kenneth A. Macke
                                       Michael D. Rose

                         TOTAL RETURN TO STOCKHOLDERS

These are line graphs comparing the annual percentage in cumulative total shareholder return for General Mills common stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Food Index for both the last 5 years and the last 10 years.


                              [PLOT POINTS CHART]

-------------------------------------------------------------------------------
TOTAL RETURN INDEX    MAY 93    MAY 94    MAY 95    MAY 96    MAY 97   MAY 98
-------------------------------------------------------------------------------
General Mills          100        86        99       120       137      150
-------------------------------------------------------------------------------
S&P Food               100        99       122       150       195      263
-------------------------------------------------------------------------------
S&P 500                100       104       123       163       208      272
-------------------------------------------------------------------------------


                              [PLOT POINTS CHART]


------------------------------------------------------------------------------------------------------------------
TOTAL RETURN INDEX    1988     1989     1990     1991     1992     1993     1994     1995     1996    1997    1998
------------------------------------------------------------------------------------------------------------------
General Mills          100      153      182      278      312      328      283      325      393     448     491
------------------------------------------------------------------------------------------------------------------
S&P Food               100      150      174      223      235      247      244      300      369     481     649
------------------------------------------------------------------------------------------------------------------
S&P 500                100      131      150      165      188      209      219      258      342     435     569
------------------------------------------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                                    ---------------------------
                               ANNUAL COMPENSATION                                            AWARDS
---------------------------------------------------------------------------------   ---------------------------
                                                                       OTHER         RESTRICTED
                                                                       ANNUAL           STOCK                       ALL OTHER
    NAME AND PRINCIPAL                   SALARY         BONUS       COMPENSATION      AWARD(S)                     COMPENSATION
         POSITION             YEAR        ($)            ($)            ($)            ($)(a)       OPTIONS (#)       ($)(b)
--------------------------   ------   ------------   -----------   --------------   -------------   -----------   --------------
S. W. SANGER                  1998      655,500(c)     960,400             --           240,082       208,004         48,989
 Chairman of the Board and    1997      624,750(c)     437,300             --           109,270       269,586         22,398
 Chief Executive Officer      1996      600,000        810,000             --           202,551       224,800         33,699

C. W. GAILLARD                1998      525,000        707,710             --                --       115,150         43,428
 President                    1997      525,000        405,700             --                --       170,466         33,304
                              1996      475,000        707,940             --                --       129,196         28,712

R. G. VIAULT                  1998      500,000        586,100             --           146,503        97,548         35,913
 Vice Chairman                1997      500,000        540,000(d)          --           134,995       106,720         18,459
                              1996      189,423        437,300             --         1,304,553(e)    100,000          8,333

S. R. DEMERITT                1998      373,931        345,600             --            86,413        60,996        149,303
 Executive Vice President     1997      339,091        268,200             --            67,061        72,498        176,856
                              1996      290,344        236,100         14,663(f)         58,987        44,806        163,166

S. S. MARSHALL                1998      271,125        255,000             --            63,811        32,336         17,939
 Senior Vice president and    1997      256,000        145,900             --            35,465        55,164         12,820
 General Counsel              1996      250,000        353,100(g)          --            63,233        39,542          7,343


---------------------
(a) The amounts in this column reflect the value of the restricted stock or RSUs awarded annually under the EIP, except as described in note (e). Recipients must deposit with the Company one personally-owned share of Common Stock for each share of restricted stock awarded. The restricted shares vest 50% at three years and 50% at six years, provided the participant's shares remain on deposit until the end of the restricted period. Regular dividends are paid on the restricted shares. Restricted stock under the EIP vests in the event of a change in control. At the end of fiscal 1998, the number and value of the aggregate restricted stockholdings for the named officers were:

                 S. W. Sanger               7,031 shares    $483,601
                 C. W. Gaillard             2,816           $193,688
                 R. G. Viault               3,196           $219,825
                 S. D. Demeritt             3,860           $265,496
                 S. S. Marshall             9,080           $624,534

(b) The amounts for all officers, other than Mr. Demeritt, are the Company's contributions or allocations relating to defined contribution (savings) plans (tax-qualified and supplemental) on behalf of the named officers. The amounts for Mr. Demeritt include $119,771 in 1998, $160,844 in 1997, and $139,234 in 1996 relating to his foreign assignment in Cereal Partners Worldwide.

(c) Because his base salary is below the minimum salary range for his position, Mr. Sanger was required under the 1995 Salary Replacement Stock Option Plan to receive a portion of his 1997 and 1998 merit salary increases in cash as well as stock options.

(d) Mr. Viault became an employee of the Company effective January 15, 1996. The fiscal 1997 amount includes a deferred hiring bonus of $192,000; the fiscal 1996 amount includes a hiring bonus of $200,000.

(e) This amount includes the value of Company restricted stock granted to Mr. Viault to compensate him for restricted stock, non-vested stock option gains, and other compensation forfeited as a result of leaving his prior employer.

(f) This amount represents the "above-market" portion of the earnings on deferred compensation credited and paid to Mr. Demeritt each year based on the three-year performance of the Canada Foods division. Under the Company's Deferred Compensation Plan, election of such a crediting rate was available only to eligible key managers with respect to the business operation for which they are responsible. This program is no longer offered.

(g)  This amount includes a deferred hiring bonus for Ms. Marshall of $100,000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                                         ASSUMED ANNUAL RATES OF
                                                                                         STOCK PRICE APPRECIATION
                            INDIVIDUAL GRANTS (a)                                        FOR OPTION TERM ($) (b)
-----------------------------------------------------------------------------   ------------------------------------------
                                     % OF TOTAL
                                      OPTIONS
                      OPTIONS        GRANTED TO      EXERCISE
                      GRANTED       EMPLOYEES IN      PRICE       EXPIRATION     0%
       NAME             (#)         FISCAL YEAR     ($/SHARE)        DATE      ($)(c)       5% ($)            10% ($)
-----------------   ------------   --------------   ----------   ------------   ----   ---------------   -----------------
Sanger                 175,000(d)        5.49%        75.81         1/8/08       0         8,428,180         21,407,865
                        26,000(e)        0.80%        69.56         9/1/07       0         1,148,915          2,918,283
                         7,004(f)        0.22%        64.50        7/23/07       0           286,986            728,954

Gaillard                70,000(d)        2.20%        75.81         1/8/08       0         3,371,272          8,563,146
                        39,500(e)        1.22%        69.56         9/1/07       0         1,745,467          4,433,545
                         5,650(f)        0.17%        64.50        7/23/07       0           231,506            588,034

Viault                  60,000(d)        1.88%        75.81         1/8/08       0         2,889,662          7,339,840
                        28,900(e)        0.89%        69.56         9/1/07       0         1,277,063          3,243,784
                         8,650(f)        0.27%        64.50        7/23/07       0           354,348            900,057

Demeritt                40,000(d)        1.26%        75.81         1/8/08       0         1,926,441          4,893,226
                        16,700(e)        0.52%        69.56         9/1/07       0           737,957          1,874,436
                         4,296(f)        0.13%        64.50        7/23/07       0           176,027            447,114

Marshall                30,000(d)        0.94%        75.81         1/8/08       0         1,444,831          3,669,920
                         2,336(f)        0.07%        64.50        7/23/07       0            95,717            243,124

All Stockholders            NA             NA            NA             NA       0     7,186,046,521(g)  18,245,804,990(g)

All Optionees        3,185,783            100%        73.10(h)            (h)    0       147,940,976        375,775,159

As a % of All
  Stockholders Gain         NA             NA            NA             NA      NA               2.1%               2.1%

---------------------
(a) All options are granted at the fair market value of the Common Stock on the grant date and generally expire 10 years and one month from the grant date. All options vest in the event of a change of control. Options include the right to pay the exercise price in cash or previously-acquired Common Stock and the right to have shares withheld by the Company to pay withholding tax obligations due in conjunction with the exercise.

(b) These assumed values result from certain prescribed rates of stock price appreciation. The actual value of these option grants is dependent on future performance of the Common Stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(c) No gain to the optionees is possible without stock price appreciation, which will benefit all stockholders commensurately. Without stock price appreciation, there will be no benefit to the optionee.

(d) This stock option grant under the 1993 Plan becomes exercisable on December 8, 2002.

(e) This option, granted under the 1995 Salary Replacement Stock Option Plan, benefits the Company by reducing the cash compensation paid to executives, with corresponding reductions in cash bonuses, lower pension accruals and similar effects on other benefits which are tied to base salary. It further increases the percentage of key employee compensation and benefits tied to stock ownership, in keeping with the Company's philosophy to more closely align stockholder and employee interests. This option becomes exercisable over a four-year period beginning on the grant date.

(f) To encourage retention of Common Stock, this deposit stock option grant under the 1993 Plan (which becomes exercisable five years from the grant date) requires the deposit of one share of owned Common Stock for every two option shares granted. The number of option shares granted is equal to the value of the executive's prior year cash incentive payment.

(g) "All Stockholders" value is calculated from $73.10, the weighted average exercise price for all options awarded in fiscal 1998, based on the outstanding shares of Common Stock on May 31, 1998.

(h) Exercise price shown is a weighted average of all options awarded in fiscal 1998. Options expire on various dates through the year 2008.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                                                     VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED                 IN-THE-MONEY
               SHARES ACQUIRED     VALUE           OPTIONS AT 5/31/98 (#)          OPTIONS AT 5/31/98 ($)(a)
                ON EXERCISE       REALIZED     -----------------------------     ----------------------------
NAME                (#)             ($)        EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
-----------    -------------    -----------    -----------     -------------     -----------    -------------
Sanger            51,168         3,847,779       392,670          965,473         8,847,127       12,680,452
Gaillard          10,345         1,443,821       400,759          503,880         8,826,673        6,600,900
Viault                 0                 0        16,700          287,568            94,472        2,405,915
Demeritt          15,493         1,215,118       215,529          186,730         5,258,516        1,870,074
Marshall               0                 0         9,320          145,262           136,465        1,668,986


---------------------
(a) Value of unexercised options equals fair market value of the shares underlying in-the-money options at May 31, 1998 ($68.7813), less the exercise price, times the number of in-the-money options outstanding.


                        DEFINED BENEFIT RETIREMENT PLAN


 FINAL AVERAGE EARNINGS    10 YEARS OF     15 YEARS OF     20 YEARS OF     25 YEARS OF    30 OR MORE YEARS OF
      (AS DEFINED)           SERVICE         SERVICE         SERVICE         SERVICE           SERVICE*
-------------------------------------------------------------------------------------------------------------
       $  300,000           $ 50,000        $ 75,000        $100,000        $125,000          $  150,000
          500,000             83,333         125,000         166,666         208,333             250,000
          600,000            100,000         150,000         200,000         250,000             300,000
          700,000            116,666         175,000         233,333         291,666             350,000
          800,000            133,333         200,000         266,666         333,333             400,000
          900,000            150,000         225,000         300,000         375,000             450,000
        1,000,000            166,666         250,000         333,333         416,666             500,000
        1,100,000            183,333         275,000         366,666         458,333             550,000
        1,200,000            200,000         300,000         400,000         500,000             600,000
        1,300,000            216,666         325,000         433,333         541,666             650,000
        1,400,000            233,333         350,000         466,666         583,333             700,000
        1,500,000            250,000         375,000         500,000         625,000             750,000
        1,600,000            266,666         400,000         533,333         666,666             800,000
        1,700,000            283,333         425,000         566,666         708,333             850,000
        1,800,000            300,000         450,000         600,000         750,000             900,000
        1,900,000            316,666         475,000         633,333         791,666             950,000
        2,000,000            333,333         500,000         666,666         833,333           1,000,000


---------------------
* No additional benefits accrue after 30 years of service.

The table above sets forth the pension benefits payable under the Company's Retirement Income Plan (the "RIP") to the persons named in the Summary Compensation Table, showing the estimated annual aggregate benefits payable at normal retirement (age 65) for various classifications of earnings and years of benefit service. This table is based on the maximum benefit under the RIP of 50% of Final Average Earnings for a participant with 30 years of benefit service, less 50% of the employee's projected Social Security benefit. Final Average Earnings is the average of the employee's five highest consecutive years' remuneration. Such remuneration generally equals the salary and bonus reported in the Summary Compensation Table plus the value of vested common stock granted under the EIP. The effects of integration with Social Security benefits have been excluded from the table, because the amount of the reduction in benefits due to integration varies depending on the participant's age at the time of retirement and changes in the Social Security laws. The table does not reflect any limitations on benefits imposed by federal law. The Company's Supplemental Retirement Plan provides for the payment of additional amounts to certain executive officers (including the officers named in the Summary Compensation Table) so that they will receive, in the aggregate, the benefits they would have been entitled to receive had federal law not imposed maximum limitations.

     The officers listed in the Summary Compensation Table are credited, respectively, with the following full years of benefit service under the RIP: S.
W. Sanger, 24 years; S. R. Demeritt, 28 years; C. W. Gaillard, 32 years; S. S. Marshall, 3 years; and R. G. Viault, 2 years.

     In addition, the Company has agreed to provide supplemental retirement benefits to R. G. Viault to compensate for the difference, if any, between the pension benefit he would have received from his previous employer's retirement plan and the benefit he receives from the combination of his previous employer's plan and the Company's plans.

CHANGE OF CONTROL ARRANGEMENTS

The Company has agreements with some of its executive officers providing for guaranteed severance payments equal to three times the annual compensation of the officer (salary plus cash incentive award) and continuation of health and similar benefits for a three-year period if the officer is terminated within two years after a change of control. These agreements also provide for a cash payment of the amount necessary to insure that the foregoing payments are not subject to reduction due to the imposition of excise taxes payable under Code
Section 4999 or any similar tax.

     The Company has two nominally-funded trusts to provide for payments under its non-qualified deferred compensation plans, including the directors' compensation plan, the EIP, the management continuity agreements and the Supplemental Savings and Retirement Plans. Full funding is required in the event of a change of control.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

If you wish to submit proposals to be included in our 1999 proxy statement, they must be received by us on or before April 16, 1999. Please address your proposals to: Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

     Under our By-laws, if you wish to nominate a director or bring other business before the stockholders:

     * You must notify the Secretary in writing between June 30, 1999 and July 30, 1999.

     * Your notice must contain the specific information required in our By-laws.

     Please note that these requirements relate only to matters you wish to bring before the stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

     If you would like a copy of our By-laws, we will send you one without charge. Please write to the Secretary of General Mills.

     YOUR VOTE IS IMPORTANT!

     Please vote by phone or via the Internet or sign and promptly return your proxy card in the enclosed envelope.

                 (This page has been left blank intentionally.)

                                   APPENDIX A

                             GENERAL MILLS, INC.

                      1998 SENIOR MANAGEMENT STOCK PLAN

1.    PURPOSE OF THE PLAN

      The purpose of the General Mills, Inc. 1998 Senior Management Stock Plan (the "Plan") is to attract and retain able employees by rewarding employees of General Mills, Inc., its subsidiaries and affiliates (defined as entities in which General Mills, Inc. has a significant equity or other interest) (collectively, the "Company") who are responsible for the growth and sound development of the business of the Company, and to align the interests of employees with those of the stockholders of the Company.

2.    EFFECTIVE DATE AND DURATION OF PLAN

      This Plan shall become effective as of September 28, 1998, subject to the approval of the stockholders of the Company at the Annual Meeting on September 28, 1998. Awards may be made under the Plan until October 1, 2003.

3.    ELIGIBLE PERSONS

      Only persons who are employees of the Company shall be eligible to receive grants of Stock Options (defined below) under the Plan. The Compensation Committee of the Company's Board of Directors (the "Committee") shall administer the Plan, in accordance with Section 12, and shall exercise the power to determine and designate, from time to time, from among the employees, those who will be granted Stock Options under the Plan and become "Participants" in the Plan.

4.    AWARD TYPE

      Under this Plan, the Committee may award Participants options ("Stock Options") to purchase common stock of the Company ($.10 par value)("Common Stock"). The grant of a Stock Option entitles the Participant to purchase shares of Common Stock at an "Exercise Price" established by the Committee. The Exercise Price for each share of Common Stock issuable under a Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. "Fair Market Value" shall equal the mean of the high and low price of the Common Stock on the New York Stock Exchange on the date of grant.

5.    STOCK OPTION TERM AND TYPE

      Stock Options granted under the Plan may be either Non-Qualified Stock Options governed by Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") or Incentive Stock Options described in Section 422(b) of the Code. The term of any Stock Option granted under the Plan shall be determined by the Committee, provided that the term of a Non-Qualified Stock Option shall not exceed 10 years and one month and the term of an Incentive Stock Option shall not exceed 10 years. The maximum number of shares that may be issued by Incentive Stock Options granted under the Plan is 7,500,000.

6.    COMMON STOCK SUBJECT TO THE PLAN

      a) MAXIMUM SHARES AVAILABLE FOR DELIVERY. Subject to Section 6(c), the maximum number of shares of Common Stock available for issuance to Participants under the Plan shall be equal to the sum of:

              (i) 6,300,000;

             (ii) 1,200,000, being the number of shares of Common Stock still available for grants under the Company's 1993 Stock Option and Long-Term Incentive Plan as of the effective date of this Plan; and

            (iii) any shares of Common Stock subject to Stock Options granted under any prior stockholder -- approved plan of the Company adopted prior to the effective date of this Plan which are forfeited, expire or are cancelled without the delivery of Common Stock.

            In addition, any Common Stock covered by a Stock Option granted under the Plan, which is forfeited, cancelled or expires in whole or in part shall be deemed not to be delivered for purposes of determining the maximum number of shares of Common Stock available for grants under the Plan.

            Further, if any Stock Option is exercised by tendering Common Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of the Stock Option under the Plan, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for grants under the Plan.

      b) OTHER SHARE LIMITS. The number of shares of Common Stock subject to Stock Options granted under the Plan to any one Participant shall not exceed 2,500,000.

      c) ADJUSTMENTS FOR CORPORATE TRANSACTIONS. The Committee may determine that a corporate transaction has occurred affecting the Common Stock such that an adjustment or adjustments to outstanding Stock Options is required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of grant. For this purpose a corporate transaction includes, but is not limited to, any dividend or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction. In the event of such a corporate transaction, the Committee may, in such manner as the Committee deems equitable, adjust (i) the number and kind of shares which may be awarded under the Plan; (ii) the number and kind of shares subject to outstanding Stock Options; and (iii) the exercise price of outstanding Stock Options.

      d) LIMITS ON DISTRIBUTION. Distribution of shares of Common Stock or other amounts under the Plan shall be subject to the following:

             (i) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

            (ii) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

      e) The Committee, in its discretion, may require as a condition to the grant of Stock Options, the deposit of Common Stock owned by the Participant receiving such grant, and the forfeiture of such grants, if such deposit is not made or maintained during the required holding period. Such shares of deposited Common Stock may not be otherwise sold, pledged or disposed of during the applicable holding period or restricted period. The Committee may also determine whether any shares issued upon exercise of a Stock Option shall be restricted in any manner.

7.    EXERCISE OF STOCK OPTIONS

      a) EXERCISE. Except as provided in Sections 10 and 11 (Change of Control and Termination of Employment), each Stock Option may be exercised only in accordance with the terms and conditions of the Stock Option grant and during the periods as may be established by the Committee, and only after three years of the Participant's continued employment with the Company following the date of the Stock Option grant.

            An optionee exercising a Stock Option shall give notice to the Company of such exercise and of the number of shares elected to be purchased prior to 4:30 P.M. CST/CDT on the day of exercise, which must be a business day at the executive offices of the Company.

      b) PAYMENT. The Exercise Price shall be paid to the Company at the time of such exercise, subject to any applicable rule or regulation adopted by the Committee:

              (i) in cash (including check, draft, money order or wire transfer made payable to the order of the Company);

             (ii) through the tender of shares of Common Stock owned by the
                  Participant (by either actual delivery or attestation); or

            (iii) by a combination of (i) and (ii) above.

            For determining the amount of the payment, Common Stock delivered pursuant to (ii) or (iii) shall have a value equal to the Fair Market Value of the Common Stock on the date of exercise.

      c) DEFERRALS. The Committee may permit or require Participants to defer receipt of any Common Stock issuable upon exercise of a Stock Option, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents.

8.    TRANSFERABILITY OF STOCK OPTIONS

      Except as otherwise provided by rules of the Committee, no Stock Options shall be transferable by a Participant otherwise than (i) by the Participant's last will and testament or (ii) by the applicable laws of descent and distribution, and such Stock Options shall be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative.

9.    TAXES

      Whenever the Company issues Common Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state or local tax withholding requirements prior to the delivery of such Common Stock, or, in the discretion of the Committee, upon the election of the Participant, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

10.   CHANGE OF CONTROL

      Each outstanding Stock Option shall become immediately and fully exercisable for a period of one (1) year following the date of the following occurrences, each constituting a "Change of Control":

      a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
            (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and
            (iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Voting Securities; or

      b) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      c) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which
            (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

      After such one (1) year period the normal Stock Option exercise provisions of the Plan shall govern. Notwithstanding any other provision of the Plan, but subject to Section 5, in the event a Participant's employment with the Company is terminated within two (2) years of any of the events specified in (a), (b), (c) or (d), all outstanding Stock Options of such Participant at that date of termination shall be exercisable for a period of six (6) months beginning on the date of termination.

      With respect to Stock Option grants outstanding as of the date of any such Change of Control which require the deposit of owned Common Stock as a condition to obtaining rights, the deposit requirement shall be terminated as of the date of the Change of Control and any such deposited stock shall be promptly returned to the Participant.

11.   TERMINATION OF EMPLOYMENT

      a) TERMINATION OF EMPLOYMENT. If the Participant's employment by the Company terminates for any reason other than as specified herein, in
            Section 10, or in subsections (b), (c) or (d), the Participant's Stock Options shall terminate 3 months after such termination. In the event a Participant's employment with the Company is terminated for the convenience of the Company, as determined by the Committee, the Committee, in its sole discretion, may vest such Participant in all or any portion of outstanding Stock Options (which shall become exercisable), effective as of the date of such termination and if, at the time of such termination the sum of the Participant's age and service with the Company equals or exceeds 70, the Committee, in its sole discretion, may refrain from imposing the 3 month termination period and permit such Participant's outstanding Stock Options, to be exercised until the expiration of the Stock Options in accordance with their original terms.

      b) DEATH. If a Participant dies while employed by the Company, any Stock Option previously granted under this Plan may be exercised by the person designated in such Participant's last will and testament or, in the absence of such designation, by the Participant's estate, to the full extent that such Stock Option could have been exercised by such Participant immediately prior to death. With respect to outstanding Stock Options which, as of the date of death, are not yet exercisable, any such Stock Option shall vest and become exercisable in a pro-rata amount, based on the full months of employment completed during the full vesting period of the Stock Option from the date of grant to the date of death.

            With respect to Stock Options which require the deposit of owned Common Stock as a condition to obtaining exercise rights, in the event a Participant dies while employed by the Company, such Stock Options may be exercised as provided in the first paragraph of this
            Section 11(b) and any owned Common Stock deposited by the Participant pursuant to such grant shall be promptly returned to the person designated in such Participant's last will and testament or, in the absence of such designation, to the Participant's estate, and all requirements regarding deposit by the Participant shall be terminated.

      c) RETIREMENT. The Committee shall determine, at the time of grant, the treatment of the Stock Option upon the retirement of the Participant. Unless other terms are specified in the original Stock Option grant, if the termination of employment is due to a Participant's retirement on or after age 55, the Participant may exercise a Stock Option, subject to the original terms and conditions of the Stock Option.

      d) SPIN-OFFS. If the termination of employment is due to the cessation, transfer, or spin-off of a complete line of business of the Company, the Committee, in its sole discretion, shall determine the treatment of all outstanding Stock Options under the Plan.

12.   ADMINISTRATION OF THE PLAN

      a) ADMINISTRATION. The authority to control and manage the operations and administration of the Plan shall be vested in Committee in accordance with this Section 12.

      b) SELECTION OF COMMITTEE. The Committee shall be selected by the Board, and shall consist of two or more members of the Board.

      c) POWERS OF COMMITTEE. The authority to manage and control the operations and administration of the Plan shall be vested in the Committee, subject to the following:

              (i) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the eligible Company employees those persons who shall receive Stock Options, to determine the time or times of receipt, to determine the types of grants (including status as Non-Qualified or Incentive Stock Options) and the number of shares covered by the grants, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such grants, and (subject to the restrictions imposed by Section 13) to cancel or suspend grants. In making such determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

             (ii) The Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

            (iii) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

             (iv) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

      d) Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

13.   AMENDMENTS OF THE PLAN

      The Committee may from time to time prescribe, amend and rescind rules and regulations relating to the Plan. Subject to the approval of the Board of Directors, where required, the Committee may at any time terminate, amend, or suspend the operation of the Plan, provided that no action shall be taken by the Board of Directors or the Committee without the approval of the stockholders of the Company which would:

        (i) materially increase the number of shares which may be issued under the Plan;

       (ii) permit granting of Stock Options at less than Fair Market Value;

      (iii) except as provided in Section 6, permit the repricing of outstanding Stock Options; and

       (iv) amend the maximum shares set forth in Section 6(b) which may be granted as Stock Options to any single Participant.

      No termination, modification, suspension, or amendment of the Plan shall alter or impair the rights of any Participant pursuant to an outstanding Stock Option without the consent of the Participant. There is no obligation for uniformity of treatment of Participants under the Plan.

14.   FOREIGN JURISDICTIONS

      The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction, to employees of the Company who are subject to such laws and who receive Stock Options under the Plan.

15.   NOTICE

      All notices to the Company regarding the Plan shall be in writing, effective as of actual receipt by the Company, and shall be sent to:

            General Mills, Inc.
            Number One General Mills Boulevard
            Minneapolis, Minnesota 55426
            Attention: Corporate Compensation


Effective September 28, 1998

                (This page has been left blank intentionally.)

                        NOTICE OF 1998 ANNUAL MEETING
                                     AND
                               PROXY STATEMENT






                             GENERAL MILLS, INC.

[LOGO]                       GENERAL MILLS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS      PROXY
                                                                           1998

I appoint S.W. Sanger, C.W. Gaillard and R.G. Viault, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on September 28, 1998 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.



           (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)


                                     [LOGO]

                                                     ---------------------------
                                                     | COMPANY #               |
                                                     | CONTROL #               |
                                                     ---------------------------

                   THERE ARE THREE WAYS TO VOTE YOUR PROXY

                                VOTE BY PHONE
                                1-800-240-6326
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, and then follow the simple instructions.

                              VOTE VIA INTERNET
                        HTTP://NORWEST.EPROXY.COM/QIS/
Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, to create an electronic ballot.

                                 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.



            THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 THROUGH 3

1. ELECTION OF    01 R.M. Bressler     02 L.D. DeSimone       03 W.T. Esrey
   DIRECTORS:     04 C.W. Gaillard     05 R.V. Gilmartin      06 J.R. Hope
                  07 K.A. Macke        08 M.D. Rose           09 S.W. Sanger
                  10 A.M. Spence       11 D.A. Terrell        12 R.G. Viault
                  13 C.A. Wurtele

   [ ] FOR all listed nominees            [ ] WITHHOLD AUTHORITY to vote for
                                              all listed nominees

  (Instructions: To withhold authority to vote for any individual nominee, write
  the number(s) in the box provided to the right.)             [              ]


2. APPROVAL OF APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS

                               [ ] For    [ ] Against    [ ] Abstain

3. ADOPTION OF THE GENERAL MILLS, INC. 1998 SENIOR MANAGEMENT STOCK PLAN

                               [ ] For    [ ] Against    [ ] Abstain

THE DIRECTORS RECOMMEND A VOTE "AGAINST" ITEMS 4 AND 5

4. STOCKHOLDER PROPOSAL ON CUMULATIVE VOTING

                               [ ] For    [ ] Against    [ ] Abstain

5. STOCKHOLDER PROPOSAL ON CHARITABLE CONTRIBUTIONS

                               [ ] For    [ ] Against    [ ] Abstain

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 THROUGH 3 AND "AGAINST" ITEMS 4 AND 5.

                           Dated_________________________________________

                           ----------------------------------------------
                           |                                            |
                           |                                            |
                           |                                            |
                           ----------------------------------------------
                           Signature(s) of Stockholder(s) in Box

                           PLEASE SIGN exactly as name appears at left.
                           Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

                           Address Change? Mark Box [ ] Indicate change at left.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone or Internet voting is noon EDT, one business day prior to the annual meeting.

[LOGO]                       GENERAL MILLS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS      PROXY
                                                                           1998

I appoint S.W. Sanger, C.W. Gaillard and R.G. Viault, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on September 28, 1998 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.



           (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

            THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 THROUGH 3

1. ELECTION OF    01 R.M. Bressler     02 L.D. DeSimone       03 W.T. Esrey
   DIRECTORS:     04 C.W. Gaillard     05 R.V. Gilmartin      06 J.R. Hope
                  07 K.A. Macke        08 M.D. Rose           09 S.W. Sanger
                  10 A.M. Spence       11 D.A. Terrell        12 R.G. Viault
                  13 C.A. Wurtele

   [ ] FOR all listed nominees            [ ] WITHHOLD AUTHORITY to vote for
                                              all listed nominees

  (Instructions: To withhold authority to vote for any individual nominee, write
  the number(s) in the box provided to the right.)              [              ]


2. APPROVAL OF APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS

                                      [ ] For    [ ] Against    [ ] Abstain

3. ADOPTION OF THE GENERAL MILLS, INC. 1998 SENIOR MANAGEMENT STOCK PLAN

                                      [ ] For    [ ] Against    [ ] Abstain

THE DIRECTORS RECOMMEND A VOTE "AGAINST" ITEMS 4 AND 5

4. STOCKHOLDER PROPOSAL ON CUMULATIVE VOTING

                                      [ ] For    [ ] Against    [ ] Abstain

5. STOCKHOLDER PROPOSAL ON CHARITABLE CONTRIBUTIONS

                                      [ ] For    [ ] Against    [ ] Abstain

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 THROUGH 3 AND "AGAINST" ITEMS 4 AND 5.

                                  Dated_________________________________________

                                  ----------------------------------------------
                                  |                                            |
                                  |                                            |
                                  |                                            |
                                  ----------------------------------------------
                                  Signature(s) of Stockholder(s) in Box

                                  PLEASE SIGN exactly as name appears at left.
                                  Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

                               PHONE VOTING SCRIPT


--------------------------- ----------------------------------------------------
Speech 1                    Welcome.  Please enter the three digit Company
                            Number located in the box on the upper right hand
                            corner of the proxy card.
--------------------------- ----------------------------------------------------
System                      If invalid number is entered, go to Speech 2; if
                            nothing entered after 3 seconds, go to Speech 4;
                            otherwise go to Speech 6.
--------------------------- ----------------------------------------------------
Speech 2                    I'm sorry, that was an incorrect company number.
                            Please re-enter the three-digit company number now.
--------------------------- ----------------------------------------------------
System                      If invalid number is entered, go to Speech 3; if
                            nothing entered after 3 seconds, go to Speech 4;
                            otherwise go to Speech 6.
--------------------------- ----------------------------------------------------
Speech 3                    I'm sorry, the company numbers you entered were
                            invalid. Please call again later or sign your proxy
                            card and return it in the postage paid envelope.
--------------------------- ----------------------------------------------------
System                      Disconnect
--------------------------- ----------------------------------------------------
Speech 4                    Please enter the three digit company number now.
--------------------------- ----------------------------------------------------
System                      If invalid number is entered, go to Speech 2; if
                            nothing entered after 3 seconds, go to Speech 5;
                            otherwise go to Speech 6.
--------------------------- ----------------------------------------------------
Speech 5                    I'm sorry you are experiencing problems.  Please
                            call again later or sign your proxy card and return
                            it in the postage paid envelope.
--------------------------- ----------------------------------------------------
System                      Disconnect
--------------------------- ----------------------------------------------------
Speech 6                    Please enter your seven digit NUMERICAL Control
                            Number that is located in the box, directly under
                            your Company Number.
--------------------------- ----------------------------------------------------
System                      If invalid number is entered, go to Speech 7; if
                            nothing entered after 3 seconds, go to Speech 9;
                            otherwise go to Speech 10.
--------------------------- ----------------------------------------------------
Speech 7                    I'm sorry, that was an incorrect Control Number.
                            Please re-enter the seven-digit NUMERICAL Control
                            Number now.
--------------------------- ----------------------------------------------------
System                      If invalid number is entered, go to Speech 8; if
                            nothing entered after 3 seconds, go to Speech 9;
                            otherwise go to Speech 10.
--------------------------- ----------------------------------------------------
Speech 8                    I'm sorry, the Control Numbers you entered were
                            invalid. Please call again later or sign your proxy
                            card and return it in the postage paid envelope.
--------------------------- ----------------------------------------------------
System                      Disconnect
--------------------------- ----------------------------------------------------
Speech 9                    Please enter your seven-digit Control Number now.
--------------------------- ----------------------------------------------------
System                      If invalid number is entered, go to Speech 8; if
                            nothing entered after 3 seconds, go to Speech 5;
                            otherwise go to Speech 10.
--------------------------- ----------------------------------------------------

--------------------------- ----------------------------------------------------
Speech 10                   To vote as the General Mills Board recommends on ALL
                            proposals - Press 1 now.
--------------------------- ----------------------------------------------------
System                      Wait two seconds, If 1 is pressed - system goes to
                            Closing A; If no entry is made, System goes to
                            Speech 11.
--------------------------- ----------------------------------------------------
Speech 11                   To vote on each proposal separately, Press 0 now.
--------------------------- ----------------------------------------------------
System                      If "1" is entered, go to Closing A; if any other
                            number is entered, go to Speech 12.
--------------------------- ----------------------------------------------------
Speech 12                   Proposal 1:

                            To vote for ALL Nominees, Press 1; to Withhold for
                            all Nominees, Press 9; To withhold for an individual
                            nominee, Press 0.
                            Make your selection now.
--------------------------- ----------------------------------------------------
System                      System waits 3 seconds.
                            If selection 1 or 9 is made, go to Speech 13.  If 0
                            is selected, go to Subset 12A.
--------------------------- ----------------------------------------------------
Speech 12A                  Enter the two digit number that appears next to the
                            nominee you DO NOT wish to vote for.

                            System waits three seconds - If no selection, go to Speech 13.

                            Press 1 to withhold from another Nominee or Press 0 if you have completed voting on Directors.

                            Subset: If 1 - repeat Subset - "Enter the two...."
                              If 0 - go to Proposal 2, Speech 13.
--------------------------- ----------------------------------------------------
Speech 13                   Proposal 2:
                            To vote FOR, Press 1; AGAINST, Press 9; Abstain,
                            Press 0.

                            System waits 3 seconds - if no selection - go to
                            Speech 14.
--------------------------- ----------------------------------------------------
Speech 14                   Proposal 3:
                            To vote FOR, Press 1; AGAINST, Press 9; Abstain,
                            Press 0.

                            System waits 3 seconds - if no selection - go to
                            next Proposal
--------------------------- ----------------------------------------------------
System                      And so forth for each proposal - after completion -
                            Go to Closing B
--------------------------- ----------------------------------------------------
Closing A                   You voted as the Board recommended. If this is
                            correct, Press 1; if incorrect, Press 0.

                            If 1 is pressed - go to Speech 15.  If 0 is pressed
                            - go to Speech 16.
--------------------------- ----------------------------------------------------

--------------------------- ----------------------------------------------------
Closing B                   You voted as follows:
                            Proposal 1 - (For All - Withhold All - Withhold
                            Nominee number____)
                            Proposal 2 - (For, Against, Abstain)
                            and so on.

                            If this is correct, Press 1 now; if incorrect, Press 0.

                            If 1 is pressed, go to Speech 15.  If 0 is pressed,
                            go to Speech 16.
--------------------------- ----------------------------------------------------
Speech 15                   Thank you for voting.
--------------------------- ----------------------------------------------------
Speech 16                   Your votes have been canceled.  Please try again, or
                            sign, mark and return  your proxy in the envelope
                            provided.  Thank you.
--------------------------- ----------------------------------------------------


PROXY.PhoneVotingScript

General Mills

Welcome to General Mills Electronic Voting.

Access to this site is secured. You will need the 7 digit control number and the 3 digit company number from the top of the card you received by mail along with the Proxy Statement dated August 14, 1998.

Continue to the voting site.

General Mills

General Mills Electronic Voting

Please enter and submit the 7 digit control number and the 3 digit company number from the top of the card you received by mail along with the Proxy Statement dated August 14, 1998.


company number (3 digits):

/---------------------------------/

control number (7 digits):

/---------------------------------/


    Submit


invalid

------------------------------------------------------------------------
If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement dated August 14, 1998, and mail it in the envelope provided to you.

General Mills

The control number or the company number that you entered was not recognized. Please refer to your card and try again.

Return to the login page.
------------------------------------------------------------------------
If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement dated August 14, 1998, and mail it in the envelope provided to you.

General Mills

General Mills Electronic Proxy

Your identification number was recognized. Your name, address, and the number of shares you owned as of the record date on the records of Norwest Bank Minnesota, General Mills' transfer agent, appear below. If you own shares in street name or through a broker, they will not appear in this listing.



------------------------ ------------------------------------ ----------------
   Stockholder                    Source of Shares            Number of Shares
------------------------ ------------------------------------ ----------------
                                          Holdings of record         150.0000

                           General Mills shares reserved for
                                  exchange of Ralcorp Shares         100.0000

Bob Jones
115 7th ST
Springfield MO, 67152                                 401(K)          50.5300


                                                         VIP        1000.0000

                                                  Restricted         300.0000
------------------------ ------------------------------------ ----------------


The following online proxy card allows you to electronically authorize the voting of these shares. Your vote will not be authorized until you have clicked the Submit Proxy button. Voting is explained in the Proxy Statement dated August 14, 1998, which you received by mail.

                           CONTINUE TO THE PROXY CARD.


------------------------------------------------------------------------
If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement dated August 14, 1998, and mail it in the envelope provided to you.

General Mills

The following online proxy card allows you to electronically authorize the voting of your shares. Your vote will not be authorized until you have clicked the Submit Proxy button. The items to be voted are explained in the Proxy Statement dated August 14, 1998, which you received by mail.

                               General Mills, Inc.
           This Proxy is Solicited on behalf of the Board of Directors



I appoint S.W. Sanger, C.W. Gaillard and R.G. Viault, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on September 28, 1998 at Minneapolis, Minnesota, and at any adjounment thereof, in accordance with the following instructions and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.



This proxy will be voted as you direct. If you make no indications on this proxy and click on the "Submit Proxy" button, it will be voted "For" Items 1 through 3, and "Against" Items 4 and 5.
THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 THROUGH 3
1. Election of directors:

/  / For all nominees (except those marked below).
/  / Withhold Authority to vote for all nominees.

(INSTRUCTION: To withhold authority for any individual nominee, click on the box next to the nominee's name below.)
/  / R.M. Bressler
/  / L.D. DeSimone
/  / W.T. Esrey
/  / C.W. Gaillard
/  / R.V. Gilmartin
/  / J.R. Hope
/  / K.A. Macke
/  / M.D. Rose
/  / S.W. Sanger
/  / A.M. Spence
/  / D.A. Terrell
/  / R.G. Viault
/  / C.A. Wurtele

2. Approval of appointment of KPMG Peat Marwick LLP as independent auditors

/  / For
/  / Against
/  / Abstain


3. Adoption of the General Mills, Inc. 1998 Senior Management Stock Plan

/  / For
/  / Against
/  / Abstain


THE DIRECTORS RECOMMEND A VOTE "AGAINST" ITEMS 4 AND 5
4. Stockholder proposal on cumulative voting

/  / For
/  / Against
/  / Abstain


5. Stockholder proposal on charitable contributions

/  / For
/  / Against
/  / Abstain


If you are a joint owner of the shares being voted, by clicking the Submit Proxy button, you attest that all owners of such shares have consented to the authorization of this proxy.

If you are holding the shares being voted as an executor, administrator, trustee, guardian, or attorney-in-fact, or if you are an officer of a corporate stockholder, by clicking the Submit Proxy button, you attest that you have the authority to authorize this proxy.



To authorize your vote, click the "Submit Proxy" button.


Submit Proxy



------------------------------------------------------------------------
If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement dated August 14, 1998, and mail it in the envelope provided to you.

General Mills

General Mills Electronic Proxy

The submission of your electronic proxy is now complete, and is summarized below.

On item 1 "Election of Directors" your vote was:

For all nominees.
On item 2 "Approval of appointment of KPMG Peat Marwick LLP as independent auditors" your vote was:

For.
On item 3 "Adoption of the General Mills, Inc. 1998 Senior Management Stock Plan" your vote was:

For.
On item 4 "Stockholder proposal on cumulative voting" your vote was:

Against.
On item 5 "Stockholder proposal on charitable contributions" your vote was:

Against.

If this is not how you intended to vote, please use the back function of your browser to return to the card and correct your vote. If this is how you intended to vote, your vote has been recorded and there is no need to return your paper proxy card.

Thank you for your attention.


Sincerely,

General Mills, Inc.

GENERAL MILLS, INC. * EXECUTIVE OFFICES
                     Number One General Mills Boulevard * Minneapolis, Minnesota

                                                              IVY S. BERNHARDSON
                                             Vice President, Corporate Secretary
                                                       Associate General Counsel
                                                       Telephone: (612) 540-7365
                                                       Facsimile: (612) 540-2268


August 14, 1998








Dear Stockholder:

     On January 31, 1997, General Mills purchased the branded cereal and snack food businesses of Ralcorp Holdings, Inc. and you, as a Ralcorp shareholder, became entitled to receive General Mills common stock in exchange for your old Ralcorp stock.

     Our records show that you have not yet exchanged your Ralcorp shares (these are the green certificates) for General Mills shares. Until that exchange is made, we cannot pay General Mills dividends to you. Since the Ralcorp acquisition, we have paid $3.18 in dividends per General Mills share. Your dividends are being held for you and will be paid at the time you exchange your shares.

     We encourage you to exchange your Ralcorp shares. If you have questions about how to do this or have lost your letter of transmittal, please call Norwest Bank Minnesota at 1-800-380-1372. We look forward to serving your needs as a General Mills stockholder.


                                        Very truly yours,


                                        /s/ Ivy Bernhardson
                                        Ivy Bernhardson


          Mailing Address: P.O. Box 1113, Minneapolis, Minnesota 55440